EXHIBIT 99.2

                                G. William Eason
                             711 Forest Hills Drive
                              Wilmington, NC 28403

                                                 April 17, 2008

VIA FACSIMILE
AND FEDERAL EXPRESS
-------------------

MMC Energy, Inc.
26 Broadway, Suite 960
New York, NY 10004
Attn: Mr. Denis Gagnon

          Re: Request Pursuant to Rule 14a-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")
                  -----------------------------------------------------
Ladies and Gentlemen:

         The undersigned, G. William Eason, is the record owner of eight thousand sixty-one (8,061) shares of common stock, par value $0.001 per share (the "Common Stock"), of MMC Energy, Inc., a Delaware corporation (the "Company").

         On April 16, 2008, the undersigned, together with Energy Holdings Limited LLC and Karl W. Miller (collectively, the "Proponent"), filed with the Securities and Exchange Commission a preliminary proxy statement on Schedule 14A (as may be amended from time to time, the "Proxy Statement"). The Proxy Statement is to be used in connection with the solicitation by the Proponent of proxies from the stockholders of the Company for use at the 2008 Annual Meeting of Stockholders of the Company and at any adjournments, postponements, rescheduling and continuations thereof and any meeting which may be called in lieu thereof (the "Annual Meeting"). The Proponent will be soliciting proxies to elect seven nominees as directors of the Company and to approve the other proposals described in the Proxy Statement (the "Proxy Solicitation"). Attached hereto as Exhibit A is the affidavit required by Rule 14a-7(c)(2) identifying the proposals that will be the subject to the undersigned's proxy solicitation and containing the attestations required by clauses (i) and (ii) thereof. The undersigned hereby requests that the Company provide to him the Company's stockholder list and security position listings for the purpose of disseminating solicitation materials to holders of Common Stock. Unless specifically indicated otherwise, all references to "Rule" in this letter shall refer to the applicable "rule" promulgated under the Exchange Act.

         The Company is required by Rule 14a-7(a)(1) to deliver to the undersigned within five business days after receipt of this letter:

         (A) Notification of the Company's election under Rule 14a-7(b)(2) as to whether the Company has elected to mail the undersigned's solicitation materials or provide the undersigned with a stockholder list;

         (B) A statement of the approximate number of record holders and beneficial holders of Common Stock, separated by type of holder; and

         (C) The estimated cost of mailing a proxy statement, form of proxy or other communication to such holders, including to the extent known or reasonably available, the estimated costs of any bank, broker and similar person through whom the Company has solicited or intends to solicit beneficial owners in connection with the 2008 Annual Meeting.

         If the Company elects to mail the Proponent's solicitation materials pursuant to Rule 14a-7(a)(2)(i), the Company is required to, among other things, send copies of any proxy statement, form of proxy, or other soliciting material furnished by the undersigned to the record holders of Common Stock, including banks, brokers, and similar entities. A sufficient number of copies must be sent to banks, brokers and similar entities for distribution to all beneficial owners of Common Stock. The Company shall send the aforementioned solicitation materials with reasonable promptness after the undersigned 's tender of such materials to be sent, envelopes or other containers therefor, postage or payment for postage and other reasonable expenses of effecting such distribution.

         If the Company elects to provide the undersigned with a stockholder list pursuant to Rule 14a-7(a)(2)(ii), the Company is required to deliver the following information to the undersigned no later than five business days after receipt of this letter, in each case as of each record date for the 2008 Annual
Meeting:

         (A) A reasonably current list of the names, addresses and security positions of the record holders of the Common Stock, including banks, brokers and similar entities;

         (B) The most recent list of names, addresses and security positions of beneficial owners as specified in Rule 14a-13(b), in the possession, or which subsequently comes into the possession, of the Company; and

         (C) The names of stockholders at a shared address that have consented to delivery of a single copy of proxy materials to a shared address, if the Company has received written or implied consent in accordance with Rule 14a-3(e)(1).

         This information should be in the format normally used by the Company for providing such information to its proxy solicitor, accompanied by a printout of the information and any instructions as are necessary to make use of such information. The Company shall furnish the undersigned with updated record holder information on a daily basis or, if not available on a daily basis, at the shortest reasonable intervals.

         Please advise Edward P. Smith, Esq., of Chadbourne & Parke LLP, via mail at 30 Rockefeller Plaza, New York, NY 10112, by telephone at (212) 541-5369, by facsimile at (212) 408-5371 or by e-mail at esmith@chadbourne.com of your election pursuant to Rule 14a-7(a)(1)(i) and the other information required by Rule 14a-7(a)(1). Your attention is also specifically called to Rule 14a-7(a)(1) with respect to the time by which you must respond to this request.


                                                 Very truly yours,


                                                 /s/ G. William Eason
                                                 -------------------------------
                                                 G. William Eason

                                                                       EXHIBIT A

                    AFFIDAVIT OF FACTS PURSUANT TO RULE l4a-7

STATE OF NORTH CAROLINA     )
                            )  SS:
COUNTY OF NEW HANOVER       )

         G. William Eason ("Affiant"), being duly sworn, hereby attests that:

         The purpose of Affiant's request dated April 17, 2008 to MMC Energy, Inc. (the "Company") to which this Affidavit is attached (the "Stockholder List Request") is to enable Affiant, Energy Holdings Limited LLC and Karl W. Miller (collectively, the "Proponent") to communicate with the Company's stockholders in connection with a solicitation of proxies. The Proponent intends to solicit proxies from the Company's stockholders to be used at the Annual Meeting (as defined in the Stockholder List Request):

         1. To elect the following slate of director nominees: Kevin McConville, Ketheesch Aran, Tony Valentine, Karl W. Miller, G. William Eason, Joseph Hearne and Raiford Trask, Jr. (each, a "Nominee"), each to serve for a one-year term until the Company's 2009 Annual Meeting of Stockholders ("Proposal 1");

         2. To amend the MMC Bylaws to establish an age limitation for directors providing that no person shall be eligible to be elected as a director for a term which expires after he or she reaches age 72 ("Proposal 2");

         3. To repeal each provision of the MMC Bylaws and any and all amendments to the Bylaws (whether effected by supplement to, deletion from or revision of the Bylaws) adopted since March 7, 2008 and before the effectiveness of the foregoing Proposals and the seating of the Nominees on the Board, other than those provisions which were duly adopted by the stockholders of MMC and those provisions which under Delaware law cannot be repealed by the stockholders of MMC, and to provide that, without the affirmative vote of the holders of a majority of the stock of MMC having voting power, MMC's Board of Directors may not thereafter amend any section of the Bylaws affected by such repeal or adopt any new Bylaw provision in a manner which serves to reinstate any repealed provision or adopt any provision having a similar effect as the repealed provision ("Proposal 3," and collectively with Proposal 1 and Proposal 2, the "Proposals").

         Affiant further states that the security holder list information (the "List Information") that will be provided by the Company to the undersigned pursuant to the Stockholder List Request will not be used for any purpose other than to solicit the Company's stockholders with respect to the Proposals in connection with the Annual Meeting; and the undersigned will not disclose the List Information to any person other than an employee or agent to the extent necessary to effectuate the communication or solicitation.

         Affiant states that the above statements are true to Affiant's knowledge, information and belief.

         This affidavit is being made pursuant to Rule 14a-7(c)(2) under the Securities Exchange Act of 1934, as amended.

                                                 By:  /s/ G. William Eason
                                                    ----------------------------
                                                    Name: G. William Eason

SWORN TO AND SUBSCRIBED before me
this 17th day of April, 2008.


/s/ Kristi P. McCall
-----------------------------
Notary Public